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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-58244) of e-centives, Inc. of our report dated February 16, 2001 relating to the financial statements of Commerce Division, which appears in the Current Report on From 8-K/A of e-centives, Inc. dated June 11, 2001.

/s/ PRICWATERHOUSECOOPERS LLP

San Jose, California
June 11, 2001